Exhibit 10.21

AGREEMENT PROVISION OF SERVICES

CONTRACTING PARTY:

ALPHA MINERALS BRAZIL PARTICIPAÇOES LTDA, a private legal entity, registered with the CNPJ under no. 43.063.229/0001-20, headquartered at Rua Professor José Leite e Oitlclca, 530, Room 04, Vila Gertrudes, São Paulo/SP, ZIP CODE: 04.705-080, hereby represented by João Paulo Agaplto da Veiga, Brazilian, single, businessman, registered with the CPF under No. , hereinafter referred to simply as CONTRACTING PARTY.

and on the other hand,

CONTRACTED PARTY:

FALCON CONSULTING ADMINISTRATIVE SERVICES SOLE PROPRIETORSHIP LTDA., trade name Falcon Consulting, a private legal entity registered with the CNPJ under number 42.458.753/0001-95, with headquarters at Rua Maria Quitéria, 23, apt. 402, B. Ipanema, Rio de Janeiro/RJ, hereby represented by João Paulo Agapito da Veiga, Brazilian, single, administrator, registered with the CPF under No. , hereinafter referred to simply as CONTRACTED PARTY.

The CONTRACTING PARTY and CONTRACTED PARTY hereby agree to the following Service Agreement, which shall be governed by the following terms and conditions:

CLAUSE 1 - PREAMBLE

1.1 - CONTRACTING PARTY and CONTRACTED PARTY shall be referred to herein as PARTIES and, individually, as PARTY.

1.2 - The CONTRACTED PARTY declares that it is a company with extensive experience in the field of business management consulting, presenting, for this purpose, expertise and knowledge in providing the services hereby contracted, declaring that it holds all the qualifications, authorizations, and documentation relevant to their performance.

1.3 - The parties undertake to abide by the Principle of Good Faith, further committing to perform with diligence, collaboration, and proactivity the activities necessary to fulfill the purpose of this agreement, acting jointly and ethically in defense of all interests arising from the transactions arising therefrom.

CLAUSE 2 - PURPOSE OF THE AGREEMENT

2.1 - The PURPOSE of this agreement is to provide consulting and advisory services in business management, including planning, organization, coordination, control, and strategic support for administrative, operational, and commercial areas related to projects of interest to the CONTRACTING PARTY.

2.2 - The scope of services also includes, but is not limited to:

2.2.1 - Development and monitoring of action plans and organizational goals;

2.2.2 - Review and improvement of internal processes and operational flows.

2.2.3 - Defining and monitoring performance indicators, as well as supporting the structuring of teams and functions.

2.2.4 - Advising on strategic and institutional management.

2.2.5 - Implementation of governance and compliance practices.

2.2.6 - Support in the development and control of internal policies.

CLAUSE 3 - REMUNERATION AND FORM OF PAYMENT

3.1 - For the services agreed upon in this contract, the CONTRACTING PARTY shall pay the CONTRACTED PARTY the amount of R$11,250.00 (eleven thousand, two hundred and fifty reais) by the 5th business day of the month following the service provided, by bank transfer to the account held by the CONTRACTED PARTY, as indicated by the latter, with the deposit slip serving as proof of discharge of the obligations contracted in this agreement.

3.2 - In the event of late payment for services, item 3.1, due to the sole fault of the CONTRACTING PARTY, a penalty of 2% (two percent) will be applied to the amount due, in addition to interest of 1% (one percent) per month, pro rata, until the date of actual payment.

3.3 - Additional expenses related to the services contracted herein, such as travel, accommodation, and meals, shall be reimbursed by the CONTRACTING PARTY upon presentation of valid receipts (invoices) together with payment for the services, in accordance with item 3.1, if not paid in advance by the CONTRACTING PARTY.

CLAUSE 4 - TERM OF VALIDITY

4.1 - This agreement is entered into for a term of 12 (twelve) months, beginning on January 1, 2024 and ending on December 31, 2024, and may be extended for an equal period or for another period of time freely agreed upon by the PARTIES.

CLAUSE 5 - CONFIDENTIALITY

5.1 - The PARTIES acknowledge that, in the course of their collaboration on mining projects and the strategic asset development plan, confidential information may be shared between them, and the CONTRACTED PARTY undertakes to maintain confidentiality regarding the business and technical information to which it has access, by any means, and other negotiations arising from the subject matter of this agreement.

5.2 - For the purposes of this agreement, “Confidential Information” includes, but is not limited to, data, documents, plans, strategies, reports, analyses, technical, financial, and commercial information, information about contracts with third parties, documents belonging to the CONTRACTING PARTY or third parties related to it, as well as any other information identified as confidential.

5.2.1 - Information related to an identified or identifiable person, whether physical or such as name, identity document, CPF number, CNPJ number, address, telephone number, email address, IP address, and their respective sensitive data.

5.3 - The CONTRACTED PARTY agrees to maintain absolute confidentiality of technical and business “confidential information,” or other information designated as such by the CONTRACTING PARTY, as well as to take all reasonable measures to protect it from unauthorized disclosure.

5.4 - The CONTRACTED PARTY undertakes to use the “confidential information” exclusively for the purposes of this contract and not to disclose, reproduce, transmit, or use such information for any other purpose without the prior and express authorization of the CONTRACTING PARTY.

5.5 - The obligation of “confidentiality” does not apply to information that:

5.5.1 - was in the public domain at the time it was shared;

5.5.2 - is duly authorized by the CONTRACTING PARTY their sharing with third parties involved in the project;

5.5.3 - have become public knowledge after sharing, without violating this clause;

5.5.4 - were already known to the receiving PARTY prior to sharing;

5.5.5 - were obtained from third parties legally without confidentiality restrictions;

5.5.6 - must be disclosed in accordance with legal or regulatory requirements,

5.6 - The confidentiality obligation established in this agreement shall remain in effect even after its conclusion or termination, for a period of five (5) years.

CLAUSE 6 - INTELLECTUAL PROPERTY

6.1 - For the purposes of this agreement and the provision of services arising therefrom, “Intellectual Property” shall be understood to mean all industrial and intellectual property rights produced by the(a) CONTRACTED PARTY, including, but not limited to: copyrights, trademarks, patents, industrial designs, geological research and mapping processes and methods, trade secrets, know-how, computer programs, databases, inventions, discoveries, creations, works, and any other form of legally protected intellectual property.

6.2 - The CONTRACTED PARTY hereby acknowledges that all “Intellectual Property” rights described in item 6.1 and related to the services provided under this contract are the exclusive property of the(a) CONTRACTING PARTY, assigning and transferring to it all related rights, at which point the CONTRACTING PARTY shall hold full ownership and exploitation rights to said “Intellectual Property.”

6.3 - The CONTRACTED PARTY acknowledges and accepts that the CONTRACTING PARTY shall have the exclusive right to use, exploit, sublicense, register, and protect the “Intellectual Property” transferred to it, at its convenience, within the scope of its activities or related to them, or even outside them sublicense, register, and protect the “Intellectual Property” transferred to it, at its convenience, within the scope of its activities or related to them, or even outside them.

6.4 - The CONTRACTED PARTY declares and accepts that it will not use, disclose, or exploit the rights protected by this Clause, unless expressly authorized by the CONTRACTING PARTY, under penalty of incurring the fine described in Clause 10, item 10.3.

CLAUSE 7 - CONTRACTOR’S OBLIGATIONS

7.1 - Provide the CONTRACTED PARTY, clearly and accurately, with any information requested and inherent to the fulfillment of the object of the contract.

7.2 - Notify the CONTRACTED PARTY in writing of any failure or malfunction of the services performed, specifying the type of defect and providing all data and information necessary for its correction, if applicable, and the CONTRACTED PARTY shall make the necessary correction within a maximum period of three (3) days.

7.3 - Make the payments due under this agreement in the manner and on the dates agreed upon agreed

CLAUSE 8 - OBLIGATIONS OF THE CONTRACTED PARTY

8.1 - Faithfully perform the services described in Clause 2 and its sub-items, always in accordance with good practice and usual standards, as well as complying with the rules, technical specifications, the safety conditions applicable to the provision of services of this kind, comply with all applicable legislation, whether federal, state, or municipal, as well as all determinations of the competent bodies of the Public Administration and other supervisory entities.

8.2 - Submit to the CONTRACTING PARTY a report of all activities carried out, indicating the start and end of each one.

8.3 - Request from the CONTRACTING PARTY, at least seven (7) days in advance, the equipment, materials, tools, and supplies necessary to perform the contracted services.

8.4 - Be responsible for the correct use of all equipment, materials, and supplies provided by the CONTRACTOR, bearing the financial and legal costs of any damage caused to them due to misuse or the costs related to their repair.

8.5 - Be responsible for any damage caused to furniture and materials in their possession resulting from misuse or inappropriate use, and the costs of repair or replacement may be retained or deducted from the amounts due under this contract.

8.6 - Return to the CONTRACTED PARTY all materials, furniture, supplies, and tools in your possession and use, as well as provide all data and information related to the contracted services, including “confidential information” and “intellectual property” of the CONTRACTING PARTY, upon termination or expiration of the contract.

8.7 - Immediately cease use of the “Intellectual Property” and return all documents, materials, and information related thereto in the event of termination of this agreement, for any reason whatsoever.

8.8 - Perform the services contracted herein independently, assuming responsibility, as of now, for any legal or administrative proceedings brought in relation to this agreement, whether civil, environmental, tax, or labor, and being liable to compensate the CONTRACTING PARTY for any convictions it may suffer if it has not agreed to do so.

8.9 - Be liable for any damages that the CONTRACTING PARTY or third parties may suffer as a result of its acts or omissions, including those of its agents or employees, in the performance of its duties under this contract.

8.10 - Promote the corresponding and timely collection of all contributions and other taxes levied on the activities arising from this contract and be responsible for its tax compliance.

8.11 - Issue invoices for services rendered at least five days prior to their respective due date.

CLAUSE 9 - ABSENCE OF EMPLOYMENT RELATIONSHIP AND NON-EXCLUSIVITY

9.1 - This agreement does not create any form of association, partnership, joint venture, or employment relationship, and each party shall assume and bear its own tax, social security, and labor obligations.

9.2 - This agreement does not grant exclusivity to either PARTY, and each party is free to contract services with other companies, while respecting the duty of confidentiality, as set forth in Clause 5.

CLAUSE 10 - TERMINATION, FINES, AND PENALTIES

10.1 - The PARTIES may, by mutual consent and with thirty (30) days’ prior notice, terminate this contract, in which case no fees, charges, or penalties shall apply, except for the fulfillment of any outstanding contractual obligations, including those arising from payment to the CONTRACTED PARTY.

10.2 - This contract may be terminated without prior notice, only by written communication, in the following cases:

10.5.1 - Breach of contract by either PARTY;

10.5.2 - Inability of the CONTRACTED PARTY to comply with the specific rules for the provision of services and the subject matter of this contract;

10.5.3 - Fortuitous event or force majeure.

10.3 - If this contract is terminated by the CONTRACTING PARTY without just cause, a fine equivalent to three (3) times the monthly value of this contract will be applied.

10.4 - If the CONTRACTED PARTY violates the duty of confidentiality and “Intellectual Property” related to Clause 5 and Clause 6 a fine of R$33,750.00 (thirty-three thousand, seven hundred and fifty reais) will be imposed, in addition to the immediate termination of the contract, losing the right to receive any outstanding amounts, without prejudice to the assessment of any damages caused by unauthorized disclosure.

10.5 - Bankruptcy, insolvency, request for judicial reorganization, intervention, liquidation, or dissolution of either PARTY, or the occurrence of a pre-bankruptcy or pre-insolvency situation, including overdue and protested securities, or enforcement actions that compromise the financial soundness and maintenance of the business covered by this agreement, shall also constitute grounds for termination of this agreement.

10.6 - The CONTRACTING PARTY may determine the suspension of services for reasons of relevant technical order or, in the event of non-compliance and/or disobedience to legal determinations or non-compliance with the contractual clauses described in this instrument.

CLAUSE 11 - GENERAL PROVISIONS

11.1 - The PARTIES are prohibited from assigning or transferring to third parties, in whole or in part, the rights and obligations arising from this contract, except with the written consent of the other PARTY.

11.2 - The mere tolerance by the PARTIES of any non-compliance with the terms agreed in this contract shall not be interpreted as a waiver of the clauses and conditions agreed upon in this instrument.

11.3 - Any amendments to this agreement must be made by means of a contractual addendum, duly signed by both PARTIES and by two (2) witnesses.

11.4 - This agreement shall be governed and interpreted in accordance with the Civil Code.

11.5 - The PARTIES agree to accept the electronic signature as a valid and effective means of formalizing and binding this contract, as well as any amendments, addenda, or documents related to it, with the use of the electronic signature serving as proof of the free and express manifestation of the parties, without the need for physical presence or handwritten signatures.

11.6 - The PARTIES agree that all communication related to this contract shall be carried out through any of the available communication channels, including, but not limited to, email, postal mail, or any other appropriate electronic means or any other appropriate electronic means.

11.7 - This agreement constitutes the sole and entire agreement between the PARTIES, superseding all oth memoranda, emails, WhatsApp conversations, or proposals between the PARTIES, as well as any oral understandings between them prior to this date.

11.8 - Any disputes arising from this contract shall be submitted to the jurisdiction of the District of Belo Horizonte/MG, with the PARTIES waiving any other jurisdiction, however privileged it may be.

In witness whereof, the PARTIES sign this Service Agreement in two (2) copies of equal content and form, together with two witnesses.

Belo Horizonte, January 1, 2024.

/s/ João Paulo Agapito da Veiga	/s/ João Paulo Agaplto da Veiga
ALPHA MINE FLS BRAZIL PART LTDA.	FALCON CONSULTING SERV. ADM. SOC. UNIP LTDA.

1) Witness	2) Witness